                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 APRIL 26, 1995
                Date of report (Date of earliest event reported)

                                     1-9335
                            (Commission File Number)

                                  SCHAWK, INC.
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   36-2545354
                      (I.R.S. Employer Identification No.)

                                1695 RIVER ROAD
                                DES PLAINES, IL
                    (Address of principal executive office)

                                     60018
                                   (Zip Code)

                                  708-827-9494
              (Registrant's telephone number, including area code)





                               Page 1 of 6 pages.
                        Exhibit index appears on page 5
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


         Effective December 30, 1994, the corporation previously known as Schawk, Inc. ("Old Schawk") and certain affiliated corporations (collectively with Old Schawk, the "Old Schawk Companies") were merged into the Registrant (formerly known as "Filtertek, Inc.") in a transaction accounted for as a purchase transaction. The surviving corporation in the merger was Filtertek, Inc. which then changed its name to Schawk, Inc.; however, under applicable accounting rules the historical financial statements of the Old Schawk Companies, rather than the Filtertek, Inc. statements, are treated as the financial statements of the Registrant.

          The Registrant's operations consist of two segments, its graphic business (the "Graphics Group") and its plastics business (the "Plastics Group"). The Plastics Group is comprised primarily of what was the business of Filtertek, Inc. prior to the merger and the Graphics Group is comprised primarily of what was the business of the Old Schawk Companies.

         The Registrant's principal accountant from 1983 through January 16, 1995 had been Arthur Andersen LLP. The Old Schawk Companies' principal accountant from January 1, 1992 through December 30, 1994 had been Ernst & Young LLP.

         On January 16, 1995, the Board of Directors decided to continue to retain Arthur Andersen LLP to audit the Plastics Group and Ernst & Young LLP to audit the Graphics Group for the fiscal year ended December 31, 1994. However, as a result of the merger, Ernst & Young LLP became the Registrant's principal accountants because, under accounting rules the financial statements of the Old Schawk Companies were treated as the financial statements of the Registrant. Consequently, Ernst & Young LLP delivered an audit opinion on behalf of the Registrant for the fiscal year ended December 31, 1994. Arthur Andersen LLP delivered an audit opinion with respect to the Plastics Group for the year ended December 31, 1994 and Ernst & Young LLP referred to such opinion in delivering its audit opinion on behalf of the Registrant.

         On April 26, 1995, the Board of Directors voted to accept the Audit Committee's recommendation that Ernst & Young LLP be appointed principal accountant of the Registrant's financial statements for the year ending December 31, 1995. Management recommended Ernst & Young LLP to the Audit Committee based on a bid and review process conducted over the first quarter of 1995 among four "Big 6" accounting firms. The selection of Ernst & Young LLP was based on cost savings, ease of transition and technical capabilities. Therefore, the client-auditor relationship between the Plastics Group of Schawk, Inc. and Arthur Andersen LLP has ceased.

         The Registrant and Arthur Andersen LLP have not disagreed on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure in connection with the audits for the Registrant's audited fiscal years ending December 31, 1992 and December 31, 1993 or during the period January 1, 1994 to April 26, 1995.

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         Arthur Andersen LLP's reports on the financial statements of the
Plastics Group for the fiscal period ended December 30, 1994 and Filtertek, Inc. for the fiscal years ended December 31, 1993 and 1992 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

         Other than as described above, Filtertek, Inc. had not engaged or otherwise consulted with Ernst & Young LLP regarding any matter relating to Filtertek, Inc's financial statements, and no written report or oral advise was provided to Filtertek, Inc. by Ernst & Young LLP regarding any decision of Filtertek, Inc. as to any accounting, auditing or financial reporting issue.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (C)  Exhibits:

         20.04   Letter regarding Change in Certifying Accountant

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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.





                                              SCHAWK, INC.
                                              (Registrant)



Date:  May 3, 1995                            By: /s/ Marie Meisenbach Graul
                                                  -----------------------------
                                                      Marie Meisenbach Graul
                                                      Chief Financial Officer,
                                                      Treasurer and
                                                      Public Information Officer

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                                 EXHIBIT INDEX


20.04    Letter regarding Change in Certifying Accountant                 PAGE 6

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                                                                   Exhibit 20.04


                                     ARTHUR
                                    ANDERSEN


                            ARTHUR ANDERSEN & CO, SC
                             33 West Monroe Street
                            Chicago, IL  60603-5385



May 3, 1995



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549



Dear Sir:

We have read the first four paragraphs, and the sixth and seventh paragraphs of
Item 4 included in the attached Form 8-K dated April 26, 1995 of Schawk, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



Arthur Andersen LLP





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